SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2004

Date of Report
(Date of earliest event reported)

ALCIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12395	22-2445061
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8651 154th Avenue NE, Redmond, WA  98052

(Address of principal executive offices, including zip code)

(425) 882-2555

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On March 11, 2004, Alcide Corporation, a Delaware corporation (“Alcide”) issued a press release announcing the execution of an Agreement and Plan of Merger, dated as of March 11, 2004 (the “Merger Agreement”), by and among Ecolab Inc., a Delaware corporation (“Ecolab”), Bessy Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Ecolab (“Merger Sub”), and Alcide.  In accordance with the Merger Agreement, Merger Sub will merge with and into Alcide, and Alcide will survive as a wholly-owned subsidiary of Ecolab.  In the transaction, each stockholder of Alcide will receive $21.00 per share of Alcide common stock, to be paid in shares of Ecolab common stock based on the average of Ecolab’s closing stock price for a ten-day period ending on the fifth day prior to the effective date of the merger.

The consummation of the merger is subject to the approval of the stockholders of Alcide and other customary closing conditions.  The merger is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended and is expected to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

In connection with the Merger Agreement, certain stockholders of Alcide, including executive officers and directors of Alcide and certain of their affiliates, entered into voting agreements with Ecolab in which, among other things, each such stockholder agreed, until the earlier of the consummation of the merger or the termination of the Merger Agreement, to vote its shares of Alcide common stock in (i) favor of the adoption of the Merger Agreement and approval of the merger and (ii) against the approval of any proposal that would result in a change in the directors of Alcide, any change in the present capitalization of Alcide, any amendment to Alcide’s Certificate of Incorporation or Bylaws, a breach by Alcide of the Merger Agreement, impair Alcide’s ability to perform its obligations under the Merger Agreement or otherwise prevent or materially delay the consummation of the merger and the other transactions contemplated by the Merger Agreement.  These stockholders collectively own approximately 22.4% of the outstanding Alcide stock as of March 11, 2004.

The foregoing description of the Merger Agreement and voting agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and voting agreements.  Copies of the Merger Agreement, the form of voting agreement, and the press release issued by Alcide on March 11, 2004, are attached hereto as exhibits and are each incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

99.1                           Agreement and Plan of Merger by and among Ecolab Inc., Bessy Acquisition Inc. and Alcide Corporation, dated as of March 11, 2004.

99.2                           Form of Agreement to Facilitate Merger

99.3                           Press release issued by Alcide dated March 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2004

ALCIDE CORPORATION

By:	/s/ John P. Richards
Name:	John P. Richards
Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger by and among Ecolab Inc., Bessy Acquisition Inc. and Alcide Corporation, dated as of March 11, 2004.

99.2	Form of Agreement to Facilitate Merger

99.3	Press release issued by Alcide dated March 11, 2004.